Exhibit 10.1

SECOND AMENDMENT OF

LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT OF LOAN AND SECURITY AGREEMENT (“Amendment”) is made as of October 10, 2025 between NVK FINANCE, LLC, a Nebraska limited liability company (“Lender”), SCIENTURE, LLC (“Borrower”), a Delaware limited liability company and successor by merger of Scienture, Inc., and SCIENTURE HOLDINGS, INC., the sole member of Borrower (“Holdings”).

RECITALS

WHEREAS, Lender and Borrower entered into a certain Loan and Security Agreement dated September 8, 2023, as amended by that certain First Amendment of Loan and Security Agreement dated November 22, 2024 (as amended, the “Loan Agreement”) pursuant to which Lender has made a Term Loan to Borrower;

WHEREAS, certain Events of Default exist and are continuing as a result of the Borrower’s failure to comply with Section 8.1 of the Loan Agreement (the “Existing Defaults”);

WHEREAS, notwithstanding the Existing Defaults, Borrower has requested that Lender (i) waive the Existing Defaults, and (ii) amend the Loan Agreement in certain respects set forth herein, and Lender is agreeable to such requests as set forth herein;

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Definitions. Capitalized terms used in this Amendment which are defined in the Loan Agreement shall have the meanings given to them in the Loan Agreement, as such definitions may be amended by this Amendment. The provisions of this Amendment shall become effective on the date of this Amendment.

2. Acknowledgment of Indebtedness. Borrower hereby acknowledges and agrees that as of September 30, 2025, the outstanding principal balance on the Term Loan is Two Million and No/100 Dollars ($2,000,000.00), interest, including interest at the Default Rate, has accrued and is outstanding in the amount of Six Hundred Fifty-Six Thousand Two Hundred Fifty and No/ Dollars ($656,250.00), for a total principal and interest balance outstanding of as of September 30, 2025 of Two Million Six Hundred Fifty-Six Thousand Two Hundred Fifty and No/ Dollars ($2,656,250.00) (the “Outstanding Balance”). Interest will continue to accrue as provided for in the Loan Agreement and be added to such Outstanding Balance until the Term Loan is paid in full.

3. Payoff Provisions. In the event Borrower elects to pay off the Outstanding Balance after the date of this Amendment, but before the Maturity Date (as amended below), then Borrower shall calculate such payoff amount by adding to the Outstanding Balance either: (a) $791.67 per day after September 30, 2025 (the “Per Diem Amount”) or (b) if an Event of Default has occurred since September 30, 2025, and Lender has notified Borrower and Holdings of such Event of Default in writing, $1,069.44 (the “Default Per Diem Amount”). Upon Lender’s receipt of the Outstanding Balance, plus the applicable Per Diem Amount or Default Per Diem Amount from the Borrower, and plus the Maturity Fee (as defined below) (collectively, the “Payoff Amount”), the Term Loan shall be considered paid in full, and all obligations of the Borrower under the Term Loan shall be deemed paid and satisfied in full; provided, however, that if the Amendment Shares have not been issued and the Prospectus Supplement (defined below) has not been filed (all in accordance with Sections 6(c) and (9) below) at the time the Payoff Amount is paid, then such obligations to issue the Amendment Shares and cause such Prospectus Supplement to be filed shall survive the payment of the Term Loan. Upon receipt of the Payoff Amount and satisfaction of all obligations under Sections 6(c) and 9 below by Borrower and Holdings, all agreements documenting such Term Loan obligations shall be deemed terminated and all liens, security interests, and encumbrances of Borrower’s assets shall be automatically released. Lender hereby authorizes Borrower, or any other party on behalf of Borrower, upon payment of the Payoff Amount and satisfaction of all obligations under Sections 6(c) and 9 below by Borrower and Holdings, to prepare and file any UCC-3 Termination Statements or other documents reasonably necessary or desirable to evidence the release of Lender’s security interest in any of the property or assets of Borrower. Upon Lender’s receipt of the Payoff Amount and satisfaction of all obligations under Sections 6(c) and 9 below by Borrower and Holdings and from time to time thereafter, Lender agrees promptly to procure, deliver, or execute and deliver to Borrower all further releases not specified above, certificates, instruments, and documents as may be reasonably requested by Borrower, or which are reasonably required or desirable, to evidence the consummation of the payoff and releases contemplated hereby.

4. Waiver. Conditioned upon Borrower and Holdings performing their respective obligations under Section 6 of this Amendment below, Lender waives the Existing Defaults. Borrower acknowledges that such waiver shall be strictly limited to the Existing Defaults as set forth herein and shall not be construed or deemed to extend to any other provision of the Loan Agreement or any of the Loan Documents. Such waiver shall not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term, condition, or covenant of the Loan Agreement or any other Loan Document other than as expressly set forth in this Amendment, (ii) to prejudice any right or rights which Lender may now have or may have in the future under or in connection with the Loan Agreement or the other Loan Documents or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or modified from time to time, or (iii) to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with Borrower, Holdings, or any other Person with respect to any other consent, waiver, amendment, modification or any other change to the Loan Agreement or the Loan Documents or any rights or remedies arising in favor of Lender under or with respect to any such documents. Such waiver provides a one-time waiver only for the Existing Defaults and periods described in this Amendment. It does not establish any pattern, practice, or course of dealing with respect to compliance strictly with the terms of the Loan Agreement and other Loan Documents.

5. Amendment to the Loan Agreement. The reference to “September 8, 2025” contained in the definition of “Maturity Date” in Section 13 of the Loan Agreement is hereby deleted and replaced with “December 8, 2025”. For avoidance of doubt, the Maturity Date under the Loan Agreement shall be December 8, 2025, or such earlier date as may be provided for in the Loan Agreement.

6. Conditions to Effectiveness. This Amendment shall become effective as of the date (the “Amendment Effective Date”) the following conditions precedent have been satisfied:

(a) This Amendment shall have been duly executed and delivered by Borrower, Holdings and Lender.

(b) Contemporaneously with the execution and delivery of this Amendment, Borrower shall have paid to Lender an amendment fee in the amount of Twenty Five Thousand Dollars ($25,000.00) in immediately available United States Dollars plus all of Lender’s associated legal fees outstanding as of the date of this Amendment.

(c) Holdings shall issue Two Hundred Fifty Thousand (250,000) shares of restricted stock in Holdings to Lender (the “Amendment Shares”) in accordance with the procedures set forth in Section 9 below.

7. Payment Upon Maturity. In addition to paying the outstanding principal balance of the Term Loan and all accrued but unpaid interest on the Maturity Date, Borrower shall pay to Lender an extension fee of Twenty Five Thousand Dollars ($25,000.00) payable in full on the Maturity Date in immediately available United States Dollars (the “Maturity Fee”).

8. Reaffirmation of Loan Agreement. Except as modified in this Amendment, all other terms, provisions, conditions and obligations imposed under the terms of the Loan Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, affirmed, assumed, and certified by Borrower and Lender. To the extent necessary, the Loan Documents are hereby amended consistent with the amendments provided for in this Amendment.

9. Registration of the Amendment Shares. Borrower and Holdings shall, promptly, but in any event, within ten (10) days following the issuance of the Amendment Shares to Lender, file with the U.S. Securities and Exchange Commission (the “SEC”) a prospectus supplement in accordance with Rule 424 promulgated under the Securities Act of 1933, as amended (the “Prospectus Supplement”), to that certain registration statement on Form S-3 filed by Holdings with the Securities and Exchange Commission (the “SEC”) on August 1, 2025 (File No. 333-289198), and declared effective by the SEC on August 8, 2025 (the “Registration Statement”), for the purpose of registering the resale of the Amendment Shares. Borrower and Holdings shall use commercially reasonable efforts to cause such Registration Statement to remain effective until the date on which all such shares are eligible for resale under Rule 144 without restriction. Lender shall not be required to effect any resale under Rule 144 unless otherwise eligible under Rule 144(b)(1), and nothing herein shall be construed to treat Lender as an underwriter. Lender shall cooperate with Borrower and Holdings in the preparation of the Prospectus Supplement by providing all information reasonably requested by Borrower or Holdings and in its possession or control, including customary representations, beneficial ownership certifications, and legal compliance materials. Borrower shall bear all registration and related expenses. Borrower’s and Holdings’ failure to comply with their obligations under this Section 9 on or before October 20, 2025 shall constitute an Event of Default under the Loan Agreement (“Prospectus Supplement Event of Default”), and Borrower and Holdings agree that no grace and/or notice and cure periods shall be applicable to such Prospectus Supplement Event of Default. Borrower and Holdings acknowledge and agree that their obligations under this Section 9, is secured by the Collateral and the Loan Documents are hereby amended to include such obligations as an Obligation.

10. Counterparts; Governing Law. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same instrument. This Amendment shall be governed by and construed in accordance with the laws of the State of New York, exclusive of its choice of laws rules.

11. Waiver. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in this Amendment, operate as a waiver of any right, power or remedy of the Lender under any of the Loan Documents, nor, except as expressly provided in this Amendment, constitute a waiver or amendment of any provision of any of the Loan Documents. Upon and after the execution of this Amendment by each of the parties hereto, each reference in the Loan Agreement to “this Agreement”, “hereunder”, “hereof” or words or phrases of like import referring to the Loan Agreement, and each reference in the other Loan Documents to the “Loan Agreement”, “thereunder”, “thereof” or words or phrases of like import referring to the Loan Agreement, shall mean and be a reference to the Loan Agreement as modified by this Amendment. This Amendment and the rights evidenced by this Amendment shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto, and shall be enforceable by any such successors and assigns.

12. Release. The Borrower and Holdings each absolutely, unconditionally, and irrevocably release and forever discharge the Lender, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors, and assigns of each of the foregoing, together with all of the present and former directors, members, managers, officers, agents, and employees of any of the foregoing, from any and all claims, demands, liabilities, damages, or causes of action of any kind, nature, or description, whether arising in law or equity or upon contract, tort, or strict liability, or under any state or federal law, or otherwise, which the Borrower or Holdings has had, now has, or has made claim to have against any such Person for or by reason of any act, omission, matter, cause, or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands, liabilities, damages, and causes of action are matured or unmatured or known or unknown.

13. Electronic Signature. Each of the parties hereto agrees that this Amendment and all other Loan Documents may be entered into by means of electronic signature. The use of electronic signatures, records and transmissions (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law.

14. Expenses. As part of the payment to be paid in Section 6(b) of this Amendment above, Borrower will pay all costs and expenses incurred by Lender in connection with the preparation, negotiation, execution, delivery, filing, and administration of this Amendment (including, without limitation, legal fees incurred in connection with the preparation and negotiation of this Amendment and advising Lender as to its rights, and the cost of any credit verification reports or field examinations of Borrower’s properties or books and records). Borrower’s obligations to Lender under this Section shall survive the termination of this Amendment or the Loan Agreement and the repayment of Borrower’s Obligations to Lender under the Loan Agreement and other Loan Documents.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment on the date first written above.

NVK FINANCE, LLC, a Nebraska limited liability company

By its Manager, NVK Management, LLC

By:	/s/ Arun Agarwal
Arun Agarwal, Manager

SCIENTURE, LLC, a Delaware limited liability company

By: its Manager, Scienture Holdings, Inc.

By:	/s/ Shankar Hariharan
Shankar Hariharan, Ph.D., Co-Chief Executive Officer

By:	/s/ Narasimhan Mani
Narasimhan Mani, Ph.D., MBA, Co-Chief Executive Officer

SCIENTURE HOLDINGS, INC., a Delaware corporation

By:	/s/ Shankar Hariharan
Shankar Hariharan, Ph.D., Co-Chief Executive Officer

By:	/s/ Narasimhan Mani
Narasimhan Mani, Ph.D., MBA, Co-Chief Executive Officer